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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Outdoor Systems, Inc.
Phoenix, Arizona


     We consent to the use in this Amendment No. 1 to the Registration Statement of Outdoor Systems, Inc. on Form S-4 of our report dated February 14, 1997, except for paragraph f of Note 1 and Note 16 as to which the dates are July 3, 1997 and March 26, 1997, respectively, appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement, and to the references to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Outdoor Systems, Inc., listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


     We also consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Outdoor Systems, Inc. on Form S-4 of our report dated July 25, 1996 relating to the financial statements of Gannett Outdoor appearing in the Registration Statement on Form S-3 (File No. 333-9713).



DELOITTE & TOUCHE LLP

Phoenix, Arizona


July 23, 1997